FORBEARANCE AGREEMENT

This Forbearance Agreement (the “Agreement”), dated as of February 26, 2009, by and among Morris Publishing Group, LLC (“MPG”) and Morris Publishing Finance Co. (“MPF”) (MPG and MPF, each an “Issuer” and together, the “Issuers”), each of the undersigned entities listed as guarantors (collectively, the “Guarantors”), and each of the undersigned holders of the Notes (as defined below) and/or, to the extent not signing as a holder, their investment advisors or managers identified on Annex A hereto (collectively, the “Holders”). Each of MPG, MPF and each of the Guarantors are referred to individually as a “Morris Company”, and collectively as the “Morris Companies.”

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors and Wachovia Bank, N.A., as Trustee (including any successor trustee(s), the “Indenture Trustee”) have entered into that certain Indenture (as amended, modified or supplemented prior to the date hereof, and together with all exhibits thereto, the “Indenture”), dated as of August 7, 2003, in respect of the Issuers’ $278,478,000 principal amount of 7% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, the Holders collectively hold more than $226,000,000 in aggregate principal amount of the Notes, representing more than 80% of the aggregate principal amount of the Notes outstanding, and certain of those Holders have formed an informal group (the “Ad Hoc Group”), for the purposes of entering into discussions with the legal and financial advisors to the Morris Companies concerning a potential restructuring of the Morris Companies and have retained Stroock & Stroock & Lavan LLP (“Stroock”) as restructuring counsel and FTI Consulting, Inc. as financial advisor (“FTI”, and together with Stroock, the “Advisors”) in connection with such discussions;

WHEREAS, on February 2, 2009, the Issuers failed to make the interest payment due on the Notes pursuant to the Indenture and the Notes (the “Missed Payment”), and such failure constitutes a Default under the Indenture (the “Existing Default”);

WHEREAS, the Issuers acknowledge and agree that the Existing Default has occurred and is continuing as of the date hereof, and has not yet been cured or waived;

WHEREAS, the Issuers’ failure to make the Missed Payment on or before March 4, 2009, together with interest on such defaulted interest pursuant to Sections 2.12 and 4.1 of the Indenture, shall (i) constitute an “Event of Default” under Section 6.1 of the Indenture (the “Payment Default”) and (ii) permit the holders of at least twenty-five (25) percent of the outstanding principal amount of the Notes to accelerate the maturity of the Notes (the “Acceleration”), declare all amounts under the Notes and the Indenture immediately due and payable, and exercise all other rights and remedies available under the Indenture;

WHEREAS, the Issuers and the Guarantors have requested that the Holders temporarily forbear from exercising their rights and remedies under the Indenture, and from directing the Indenture Trustee to exercise any such rights and remedies on the Holders’ behalf resulting from the Existing Default and the Payment Default; and

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WHEREAS, the Holders are willing to grant the Issuers’ and Guarantors’ request for forbearance described in the preceding paragraph on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning attributed to such term in the Indenture. Each of the following capitalized terms shall have the meaning set forth below:

“Credit Agreement” means that certain Credit Agreement, dated as of December 14, 2005 (and as amended, modified or supplemented prior to the date hereof), by and among MPG as Borrower, Morris Communications Company, LLC (“MCC”), the Lenders party thereto, J.P. Morgan Securities Inc. as Sole Lead Arranger and Sole Bookrunner, The Bank of New York, Keybank, N.A., Suntrust Bank and Wachovia Bank, N.A. as Co-Documentation Agents and J.P. Morgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

“Forbearance Effective Date” means the date on which each of the conditions to the effectiveness of this Agreement specified in Section 3 of this Agreement is satisfied.

“Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the Forbearance Termination Date.

“Forbearance Termination Date” means the earliest date of occurrence of a Forbearance Termination Event.

“Forbearance Termination Event” means any of the following events:

(a)	the acceleration of the maturity of any obligations under the Credit Agreement;

(b)
the termination of Waiver No. 3, dated as of February 26, 2009, by and among MCC, MPG and the Administrative Agent (the “Waiver No. 3”), relating to the Credit Agreement and/or the Morris Companies’ and MCC’s existing senior secured term and revolving credit facilities (the “Senior Secured Credit Facilities”);

(c)	any amendment, waiver, supplementation or modification of Waiver No. 3 without the consent of the Ad Hoc Group or any other Holder party to this Agreement;

(d)	the occurrence of a Default or Event of Default under the Indenture other than the Existing Default or the Payment Default;

(e)	the filing of a bankruptcy case, including, without limitation, a chapter 11 bankruptcy proceeding, by any of the Morris Companies or any subsidiary thereof;

(f)	the breach of, or failure of the Morris Companies to comply with, Section 6(b) of this Agreement, without the need for prior written notice;

(g)	the failure of any representation or warranty made by the Morris Companies in this Agreement to be true and correct in all material respects as of the date when made;

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(h)	the failure by the Morris Companies to comply with any term, condition, covenant or agreement contained in this Agreement; or

(i)	5:00 p.m. EDT on April 6, 2009.

“Remedial Action” means any action to enforce any of the rights and remedies available to the Holders or the Indenture Trustee under the Indenture, the Notes and any amendments or supplements to the foregoing, including, without limitation, any action to accelerate, or join in any request for acceleration of, the Notes.

SECTION 2. Forbearance. Subject to, and effective as of, the Forbearance Effective Date:

(a)
Each Holder hereby agrees that during the Forbearance Period it will not (x) take any Remedial Action with respect to the Notes in connection with the Existing Default or the Payment Default or (y) sell, pledge, hypothecate or otherwise transfer any Notes, except to (A) a purchaser or other entity who agrees in writing with the transferor (with a copy to and for the benefit of the Morris Companies) prior to such transfer to be bound by all of the terms of this Agreement with respect to the relevant Notes being transferred to such purchaser, (B) a party who is already a signatory hereto, (C) an entity that, as of the date hereof, was, and as of the date of transfer, continues to be an entity that controls, is controlled by or is under common control with the transferor; provided, however, that in the case of either (B) or (C) above, such party or entity, as the case may be, shall automatically and without further action be subject to the terms of this Agreement and deemed a party hereto. This Agreement shall in no way be construed to preclude any Holder from acquiring additional Notes, to the extent permitted by applicable law.

However, such Holder shall, automatically and without further action, be subject to this Agreement with respect to any Notes so acquired. The foregoing limited forbearance shall not be construed to impair the ability of the Holders or the Indenture Trustee to exercise any rights or remedies under the Indenture or take any Remedial Action at any time after the Forbearance Period (regardless of whether or not such Remedial Action relates to actions taken or payments received during the Forbearance Period), or during the Forbearance Period for Defaults or Events of Default other than the Existing Default and the Payment Default, and nothing herein shall restrict, impair or otherwise affect the exercise of the Holders’ rights under this Agreement.

(b)
The Holders’ forbearance, as provided herein, shall immediately cease on the Forbearance Termination Date without requirement for any notice, demand or presentment of any kind, and the Issuers and Guarantors at such time shall be obligated to comply with and perform all terms, conditions and provisions of the Indenture and the Notes without giving effect to the forbearance set forth herein, and the Indenture Trustee and the Holders may at any time thereafter proceed to exercise any and all of their rights and remedies, including without limitation, their rights and remedies in connection with the Existing Default, the Payment Default (if applicable) and any other Defaults or Events of Default under the Indenture or rights under this Agreement.

(c)
The Holders’ forbearance is further expressly subject to and conditioned upon the Morris Companies’ strict compliance with each and every material term and provision of this Agreement, and, except with respect to the Existing Default and the Payment Default, the Morris Companies’ strict compliance with each and every term and provision of the Indenture and Notes, except as such terms and provisions are modified by this Agreement.

(d)
Each of the Holders acknowledges that it will request that the Indenture Trustee not take any Remedial Action, including without limitation, any action to accelerate the Notes during the Forbearance Period. In the event that the Indenture Trustee takes any action to declare all of the Notes immediately due and payable pursuant to Section 6.2 of the Indenture during the Forbearance Period solely due to the Existing Default or the Payment Default, the Holders agree, pursuant to Section 6.2 of the Indenture, to promptly rescind and cancel such acceleration; provided, however, that if the Holders rescind and cancel such acceleration by the Indenture Trustee, each Holder shall defer its right to receive any cure of the Payment Default until the end of the Forbearance Period; provided, further, however, that such rescission and deferral shall be of no further force and effect to the extent that the Forbearance Period with respect to this Agreement or the waiver period identified in Section 2 of Waiver No. 3 has ended.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions:

(a)	Holders representing in the aggregate more than seventy-five (75) percent of the outstanding principal amount of the Notes shall have executed this Agreement;

(b)	the Holders shall have received from the Morris Companies a duly executed counterpart of this Agreement from each Morris Company listed on the signature pages hereto;

(c)
MPG, MCC and the Administrative Agent shall have executed Waiver No. 3, in form and substance acceptable to the Ad Hoc Group or any other Holder party to this Agreement, and delivered a copy thereof to Stroock; and

(d)	no Default or Event of Default (except with respect to the Existing Default) shall have occurred or be continuing as of the Forbearance Effective Date.

SECTION 4. Representations and Warranties of the Issuer. In order to induce the Holders to enter into this Agreement, each of the Morris Companies hereby jointly and severally represents and warrants to the Holders that:

(a)
Representations and Warranties. (i) immediately before and after giving effect to this Agreement, No Default or Event of Default (other than the Existing Default) has occurred under the Indenture or is continuing and (ii) they are not aware of any representation or warranty made by the Morris Companies that is contained in the Indenture, any Note or this Agreement (as applicable) that is untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date.

(b)
Authorization. Each of the Morris Companies has the power and authority to execute, deliver and perform this Agreement. Each of the Morris Companies have taken all necessary action (including, without limitation, obtaining approval of its members, if necessary) to authorize its execution, delivery and performance of this Agreement. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Morris Companies’ execution, delivery and performance of this Agreement, except for those already duly obtained. This Agreement has been duly executed and delivered by each of Morris Companies and constitutes the legal, valid and binding obligation of each of the Morris Companies, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). Each of the Morris Companies’ execution, delivery or performance of this Agreement does not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Morris Companies by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture or instrument to which the Morris Companies are a party or which is binding upon them or any one of them or any of their properties, (ii) any law or regulation or order or decree of any court applicable to the Morris Companies, or (iii) the certificate of incorporation and bylaws, or the certificate of formation and operating agreement, or other similar organizational documents, as applicable, of the Morris Companies.

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(c)
The Morris Companies acknowledge that, except as provided herein, the Holders have made no assurances whatsoever concerning any possibility of any extension of the Forbearance Period, any other forbearance or similar arrangement or any other limitations on the exercise of their rights, remedies and privileges under or otherwise in connection with the Indenture and/or applicable law.

SECTION 5. Representation of the Holders. Each Holder severally (but not jointly) represents that, as of the date hereof: (i) it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes listed opposite such Holder’s name on the disclosure schedule attached hereto as Schedule 1; and (ii) it has the power and authority to execute, deliver and perform this Agreement, either on its own behalf or on behalf of such holders or beneficial owners for which it acts as investment advisor or manager.

SECTION 6. Covenants.

(a)
Meetings/Due Diligence/Access. The Morris Companies agree to provide the Advisors reasonable access to their officers, advisors, facilities and books and records, and otherwise reasonably cooperate in connection with the Advisors’ due diligence in connection with a potential restructuring transaction. The Morris Companies further agree to make their officers and advisors available at reasonable times and places to discuss their business plan and the Morris Companies’ business and operations with the Advisors (who may be accompanied by any Holders who have entered into a written confidentiality agreement with the MPG). The Morris Companies agree to use their best efforts to respond to all reasonable due diligence requests that have been or are received.

(b)
Public Reporting of Agreement. Within two (2) business days after the Forbearance Effective Date, MPG shall file or cause to be filed a Form 8-K with the U.S. Securities and Exchange Commission, in form and substance reasonably acceptable to Stroock, generally describing the existence and terms of this Agreement. MPG shall not disclose any of the Holders’ names or their respective ownership (expressed as a percentage or otherwise) of the Notes in such Form 8-K, except as specifically contemplated by Section 14 hereof. The Morris Companies hereby acknowledge and agree that, upon a failure of MPG to comply with this Section 6(b), the Holders shall have the right to disseminate a press release generally describing the existence and terms of this Agreement and shall have no liability to the Morris Companies arising therefrom.

SECTION 7. Effect on the Indenture and the Notes. Except as specifically set forth above with respect to each Holder’s agreement to not enforce its rights under the Indenture and the Notes during the Forbearance Period with respect to the Existing Default and the Payment Default, all of the terms of the Indenture shall remain unchanged and in full force and effect. Except as specifically set forth herein, each Holder’s execution of this Agreement shall not constitute: (i) a waiver of any of the rights or remedies of such Holder or the Indenture Trustee under the Indenture, including, but not limited to, any rights or remedies with respect to the Existing Default or the Payment Default and right to receive default interest pursuant to Sections 2.12 and 4.1 of the Indenture, which shall continue in existence subject only to the Holders’ agreement, as set forth in this Agreement, not to take any of the actions set forth in Section 2(a) hereof based upon the Existing Default or the Payment Default during the Forbearance Period; or (ii) a waiver, forbearance or other accommodation with respect to any other Default or Event of Default now existing or hereafter arising under the Indenture. For the avoidance of doubt, notwithstanding the provisions contained in this Agreement, all covenants and obligations of the Issuers and the Guarantors under the Indenture following the occurrence of a Default and/or Event of Default (including the Existing Default and the Payment Default) under the Indenture shall remain unchanged and in full force and effect.

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SECTION 8. Costs and Expenses. The Morris Companies agree to pay on demand all costs and expenses of the Holders in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees, costs and expenses of Stroock as counsel for the Holders with respect thereto.

SECTION 9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or otherwise transmitted or communicated by e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. Integration. This Agreement and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and may not be modified or amended except by a written instrument, signed by each of the parties hereto, expressing such amendment or modification; provided, however, that this Agreement is not intended to in any way supersede or contradict the terms of the confidentiality agreements dated February 17, 2009 between MPG and each of Stroock & Stroock & Lavan LLP and FTI Consulting, Inc. Upon the effectiveness of this Agreement as set forth in Section 3 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 13.10 of the Indenture, their respective successors.

SECTION 11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 12. Applicable Law. This Agreement shall be governed by and be construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law).

SECTION 13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

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SECTION 14. Confidentiality. Each of the Morris Companies and each Holder (and their respective successors and assigns) shall not publicly disclose any information provided to them in connection with this Agreement, nor shall they publicly disclose Annex A or Schedule 1 to this Agreement (collectively, the “Holder Information”), except: (1) in any legal proceeding relating to this Agreement, provided that the relevant Morris Company and/or Holder, as applicable, shall use its best efforts to maintain the confidentiality of Holder Information in the context of any such proceeding; (2) to the extent required by applicable law, rules, regulations promulgated thereunder, or obligations, including, without limitation, U.S. federal securities laws, as determined after consultation with legal counsel; (3) in response to an oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or other process, or a request from a government agency, regulatory authority or securities exchange; (4) that MPG may summarize this Agreement in connection with a Form 8-K filing (in lieu of filing this Agreement as an exhibit thereto); (5) that MPG may include this Agreement as an exhibit to the Company’s Form 10-Q for the first quarter of 2009; provided, however, that MPG shall not include Annex A or Schedule 1 in any such filing and shall only disclose Annex A or Schedule 1 if specifically required to do so by the Securities and Exchange Commission (“SEC”) after taking all reasonable steps to resist disclosure, including requesting that each of Annex A and Schedule 1 be accorded confidential treatment by the SEC; and (6) that the Morris Companies may provide a copy of this Agreement (which copy shall not include Annex A or Schedule 1) to the Administrative Agent and the lenders under the Credit Agreement, provided that in the case of clauses (2), (3) or (5) above, the disclosing party provides notice to the applicable Holder (promptly upon receipt of the subpoena or request so that the Holder may seek an appropriate protective order or waive the relevant Morris Company’s requirement for compliance with this Section 14), unless such notice would be prohibited by law. The Morris Companies will not oppose any reasonable action by the applicable Holder to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Holder Information and the information contained therein. If the applicable Holder chooses to oppose the production of such information, it does so at its own expense. Responding to any such subpoena or other request, after providing notice as set forth herein, shall not be deemed to be a breach of any provision of this Agreement. Notwithstanding anything to the contrary in this Section 14, the Morris Companies may: (i) disclose the aggregate principal amount of Notes held by the Holders executing this Agreement, taken as a whole and without reference to the names of the Holders constituting such amount; and (ii) provide the Indenture Trustee with the executed copy of this Agreement that includes the individual signature pages of each of the Holders, but only in the event that the Morris Companies first obtain the Indenture Trustee’s written consent not to publicly disclose any information relating to the individual holdings of each Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MORRIS PUBLISHING GROUP, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MORRIS PUBLISHING FINANCE CO.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

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YANKTON PRINTING COMPANY

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

BROADCASTER PRESS, INC.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

THE SUN TIMES, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

HOMER NEWS, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

LOG CABIN DEMOCRAT, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

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ATHENS NEWSPAPER, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

SOUTHEASTERN NEWSPAPERS COMPANY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

STAUFFER COMMUNICATIONS, INC.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

FLORIDA PUBLISHING COMPANY

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

SOUTHWESTERN NEWSPAPERS COMPANY, L.P.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

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THE OAK RIDGER, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MPG ALLEGAN PROPERTY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MPG HOLLAND PROPERTY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

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